UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Medicine Man Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

865 N. Albion St. Ste. 300

Denver, Colorado   80220

(Address of principal executive offices) (Zip code)

(303) 371-0387

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2025, Medicine Man Technologies, Inc. (the “Company”) and certain of its subsidiaries entered into a restructuring support agreement (the “RSA”) with an affiliate of Vireo Growth Inc. (CSE: VREO) (OTCMKTS: VREOF) (“Vireo”) that holds a majority of the outstanding principal amount of the Company’s 13% Senior Secured Convertible Notes due December 7, 2026 (the “Senior Secured Notes”), which sets forth a plan to restructure the operations and capital structure of the Company and its subsidiaries through a series of transactions, including, but not limited to (i) the purchase of certain assets representing a majority of the total assets of the Company and its subsidiaries (the “Asset Sale”) by a newly-formed entity (“NewCo”) to be majority-owned by Vireo, and (ii) the liquidation of the Company’s remaining assets and winding down the Company’s remaining operations (the “Liquidation”).  The Company entered into the RSA with Vireo, the beneficial holders (the “Star Bud Holders”) of certain seller notes (the “Star Bud Notes”) secured by a first priority security interest in substantially all the assets owned by SBUD LLC, a wholly owned subsidiary of the Company, and certain other parties.

The RSA provides that the Asset Sale will be effected by way of public disposition of collateral pursuant to §§ 9-610 and 9¬611 of the Uniform Commercial Code to be conducted by the collateral agent for the Senior Secured Notes. The collateral agent under the indenture (the “Indenture”) governing the Senior Secured Notes, acting at the direction of Vireo, will credit bid at the Asset Sale a principal amount of Senior Secured Notes to be determined by Vireo (the “Credit Bid”). However, the Asset Sale will be open to other bidders and is therefore subject to competing bids which may be higher than the Credit Bid. If the Credit Bid is the winning bid at the Asset Sale, the Company will enter into an asset purchase agreement with NewCo pursuant to which, subject to receipt of regulatory approvals and other closing conditions, the assets subject to the Asset Sale will be transferred to NewCo in consideration for an assumption by NewCo of certain specified liabilities of the Company and a discharge of the Senior Secured Notes included in the Credit Bid.   In connection with the Liquidation, which will follow the Asset Sale, any available net cash proceeds in excess of amounts needed to cover costs of the Asset Sale and Liquidation will be distributed to holders of claims and equity interests in the Company in accordance with their relative priority under applicable law, whereby excess proceeds (if any) would be paid,  first, to secured claims (including any portion of the Senior Secured Notes not included in the Credit Bid), second to unsecured claims, third, to preferred stockholders, and, fourth, to common stockholders. It is currently anticipated that there will not be any amounts available for distribution to preferred or common stockholders under the Liquidation. Pursuant to the RSA, certain parties have agreed to provide NewCo with up to approximately $62 million in financing, a portion of which will be used to refinance the Star Bud Holders in full and final satisfaction of their claims with respect to the Star Bud Notes. As a result of the Asset Sale and the Liquidation, (i) all obligations represented by the Senior Secured Notes and the Star Bud Notes will be extinguished and (ii) NewCo will be an indirect majority-owned subsidiary of Vireo.

The RSA provides that the Asset Sale to NewCo is subject to certain milestones (the “RSA Milestones”) as set forth in the RSA including:

•	No later than October 10, 2025, the Company and Vireo shall have agreed in writing upon the substantially final form of the definitive asset purchase agreement for the Asset Sale (the “APA”);

•	No later than October 13, 2025, (i) notification of the Asset Sale shall have been sent to creditors in accordance with UCC § 9-611, (ii) one or more advertisements of the Asset Sale shall have been published, and (iii) the Company shall have sent certain marketing materials to parties-in-interest;

•	No later than November 10, 2025, the deadline for the submission of bids shall have occurred;

•	No later than November 13, 2025, the public disposition auction shall have taken place;

•	No later than November 17, 2025, the Company, the collateral agent for the Senior Secured Notes, and NewCo, as purchaser, shall have executed the APA, and the APA shall be in full force and effect (“APA Effective Date”); and

•	Within 90 days following the APA Effective Date (“Outside Sale Transaction Effective Date”), the effective date for the Asset Sale shall have occurred; provided, however, that the Outside Sale Transaction Effective Date may be extended by an additional 30 days if necessary to obtain requisite regulatory approvals (so long as all other conditions to effectiveness of the APA have otherwise been satisfied or are capable of being satisfied).

The RSA includes customary representations and warranties and various customary covenants and commitments of the parties to the RSA. The RSA provides that the RSA may be terminated by Vireo upon the occurrence of certain events set forth therein (“Termination Events”). In particular, Vireo may terminate the RSA for, among other things, failure by the Company to meet any RSA Milestone or the commencement of an involuntary bankruptcy case against the Company. The Company may terminate the RSA upon the occurrence of certain events set forth therein, including in the event the board of directors, board of managers or such similar governing body of the Company determines in good faith, after consulting with counsel, that proceeding with the transactions contemplated by the RSA would be inconsistent with the exercise of its fiduciary duties or applicable law.

Consummation of the Asset Sale to NewCo as contemplated by the RSA is subject to certain conditions.

This description of the RSA is not complete and is subject in all respects to the terms of the RSA attached as exhibit 2.1 hereto, which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On May 15, 2025, certain holders, representing more than 51% of the aggregate principal amount of the Senior Secured Notes (the “Predecessor Majority Holders”), notified the Company that certain events of default occurred under the indenture governing the Senior Secured Notes including, but not limited to, the following:

•	a default under the Company’s loan agreement, dated February 26, 2021, by and between the Company and SHWZ Altmore, LLC due to the failure to pay cash interest;

•	failure to deliver certain financial reports; and

•	failure to satisfy certain financial covenants set forth in the Indenture.

As a result of the aforementioned, the Predecessor Majority Holders accelerated (1) all amounts due under the Senior Secured Notes and declared those amounts as immediately due and payable, including interest from and after January 6, 2025, accruing at a rate of 15% per annum until all events of default are cured or waived and (2) all other obligations and declared those amounts as immediately due and payable in full in cash.

Item 7.01	Regulation FD

On October 14, 2025, the Company published a press release regarding the execution of the RSA. A copy of the Company’s press release is attached as exhibit 99.1 hereto.

Forward-Looking Statements and Information

Certain statements contained or incorporated by reference in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements, including statements regarding the anticipated benefits of the transactions contemplated by the RSA and other statements that are not historical facts. The description of the RSA and the transactions contemplated therein contain forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements, including risks involved with the adverse impact of the transactions contemplated by the RSA on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the transactions contemplated by the RSA, including ultimately satisfying the conditions and RSA Milestones set forth therein; the Company’s ability to make the required payments under the agreements governing its current debt obligations; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the transactions contemplated by the RSA; the effects of the transactions contemplated by the RSA on the Company and the interests of various constituents; risks and uncertainties associated with the transactions contemplated by the RSA, some of which are beyond the Company’s control; subject to the successful outcome of the transactions contemplated by the RSA, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; as well as the other risks described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the Securities and Exchange Commission by the Company. The transactions contemplated by the RSA remain subject to material conditions, including negotiation of definitive agreements satisfactory to all parties thereto and satisfaction of all conditions thereto, and there can be no assurance that the Company will be successful in completing the transactions contemplated by the RSA or any other similar transaction on the terms described herein, on different terms, or at all.  This current report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, and securities referred to herein.

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1	Restructuring Support Agreement dated as of October 10, 2025
Exhibit 99.1	Press Release dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicine Man Technologies, Inc.

Dated: October 14, 2025	By:	/s/ Christine Jones
Christine Jones
Chief Legal Officer